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EXHIBIT 10.13
Consulting Agreement between ACL and David Wagstaff, III
CONSULTING AGREEMENT

    AGREEMENT, made this first day of October, 1999, by and between American Commercial Lines LLC, a Delaware limited liability company (hereinafter "COMPANY") and David Wagstaff III (hereinafter "CONSULTANT"), for the services defined and under the following terms and conditions.

I. CONSULTANT SERVICES

    COMPANY hereby engages CONSULTANT to perform services for the COMPANY and its subsidiaries and affiliates under the terms and conditions herein set forth in the areas of financing, international strategy, mergers and acquisitions, terminal and facilities management, and other related activities as they may be required from time to time and defined by the president of the COMPANY or his designated representatives.

II. COMPENSATION

    For performance of the services set forth in Article I, CONSULTANT will bill the COMPANY and COMPANY shall pay CONSULTANT for actual days worked at a rate of $2000 per day. Travel time, if required for meetings and consultation, is billable. Partial days worked will be prorated on the basis of an eight-hour day.

III. CONSULTANT'S EXPENSES

    CONSULTANT shall be reimbursed only for actual expenses incurred in performance of the services set forth herein, subject to the policies and procedures of COMPANY with respect to such reimbursement in effect at the time of the reimbursement request. Such expenses shall include travel costs and cost of accommodations.

IV. TERM OF AGREEMENT

    The term of this Agreement shall be for the period from October 1, 1999, until October 1, 2000. The term of the Agreement may be extended or terminated upon written agreement of both parties to this Agreement.

V. CONFIDENTIALITY

    CONSULTANT agrees not to divulge, publish or otherwise make known, either directly or indirectly, to any person, firm, association or corporation, or to use for the benefit of himself or any other person, firm, association or corporation, during the term of this Agreement and thereafter, any knowledge, information or facts relating directly to the business of the COMPANY, including any inventions, discoveries, improvements, processes, formulas, apparatus, equipment, methods, trade secrets, secret data and any project data, contracts, proposals, bids, negotiations, financial information, or other technical and commercial data, possessed, owned or used by the COMPANY (and not otherwise public information), which he acquires in the course of or by virtue of his engagement by COMPANY.

VI. OWNERSHIP OF COMPANY INFORMATION
AND CONSULTANT WORK PRODUCTS

    All documents and papers, including all records, files, memoranda, financial information, reports, price lists, customer lists, drawings, plans and sketches, and all copies and summaries thereof, and all equipment and other materials, which CONSULTANT shall use, prepare or come in contact with in the course of or by virtue of his engagement by COMPANY, shall remain the sole property of COMPANY and upon termination of the Agreement shall be returned by CONSULTANT to the COMPANY if requested.

VII. ASSIGNMENT

    It is understood that the services to be performed by CONSULTANT hereunder are of a personal nature, and CONSULTANT shall not assign this Agreement in whole or in part or cause or allow same to be assigned by operation of law.

    COMPANY may subcontract or assign any or all of its rights and obligations under this contract to any corporation owned at least 50 percent or financially controlled by COMPANY.

VIII. TAXES

    CONSULTANT shall be responsible for payment of all Federal, State and local taxes incident to performance of the services covered by this Agreement and the payments made to CONSULTANT hereunder.

IX. INDEPENDENT CONTRACTOR

    CONSULTANT is engaged under the terms of this Agreement as an Independent Contractor, and shall perform the services set forth herein solely as an Independent Contractor.

X. ENGAGEMENT AND OTHER DUTIES

    The president of the COMPANY shall be the sole company officer authorized to engage the consulting services of CONSULTANT. The parties acknowledge that CONSULTANT currently serves as a member of the Board of Representatives of American Commercial Lines Holdings LLC and receives fees separately for such services. CONSULTANT'S duties associated with his role as a board member shall remain separate and apart from any engagements contemplated under this Agreement.

XI. GOVERNING LAW

    The terms of this Agreement shall be construed and interpreted under, and all rights and duties of the parties shall be governed by the law of the State of Louisiana, U.S.A.

XII. ENTIRE AGREEMENT

    This Agreement supersedes and replaces any and all prior consulting agreements, written or oral, between the parties.

    No waiver of any provision of this Agreement or any right hereunder and no authorization of any act not in conformity herewith shall be deemed to amend or supersede this Agreement, in whole or in part, unless such waiver of authorization shall be in writing and signed by an officer of the COMPANY.

    Should any provision, in whole or in part, of this Agreement be found to be legally invalid, void or unenforceable, the remaining provisions of this Agreement shall not be affected thereby, and the parties hereto shall, by amendment to this Agreement, promptly replace such provision by a reasonable new provision that, as far as legally possible, shall approximate what the parties intended by such original provision to carry out their purpose hereunder.

    IN WITNESS WHEREOF, the parties have set their hands to this Agreement on the day and year first above written.

AMERICAN COMMERCIAL LINES LLC
By:	/s/ MICHAEL C. HAGAN Michael C. Hagan
As: President and Chief Executive Officer
DAVID WAGSTAFF III CONSULTANT
/s/ DAVID WAGSTAFF III

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EXHIBIT 10.13 Consulting Agreement between ACL and David Wagstaff, III CONSULTING AGREEMENT
I. CONSULTANT SERVICES
II. COMPENSATION
III. CONSULTANT'S EXPENSES
IV. TERM OF AGREEMENT
V. CONFIDENTIALITY
VI. OWNERSHIP OF COMPANY INFORMATION AND CONSULTANT WORK PRODUCTS
VII. ASSIGNMENT
VIII. TAXES
IX. INDEPENDENT CONTRACTOR
X. ENGAGEMENT AND OTHER DUTIES
XI. GOVERNING LAW
XII. ENTIRE AGREEMENT